Exhibit (d)(2)

AMENDMENT TO

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, dated as of October 10, 2011, is entered into by and between InvestEd Portfolios (f/k/a Waddell & Reed InvestEd Portfolios) (the “Trust”) and Waddell & Reed Investment Management Company (“WRIMCO”), with respect to each series of the Trust listed in Exhibit A (each, a “Fund”).

WHEREAS, the Board of Trustees approved a name change of the Trust from Waddell & Reed InvestEd Portfolios, a Delaware statutory trust, to InvestEd Portfolios, a Delaware statutory trust; and

WHEREAS, an Amendment to the Certificate of Trust was filed in the State of Delaware, Secretary of State, Division of Corporations on September 19, 2011 formally changing said Trust name; and

WHEREAS, Appendix A and Appendix B have been amendment to reflect the amended names of said series of Funds;

WHEREAS, all other terms and conditions of said Investment Management Agreement dated April 30, 2009 shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

INVESTED PORTFOLIOS

By:	/s/ Mara Herrington
Mara Herrington, Vice President

ATTEST:

By:	/s/ Megan E. Bray
Megan E. Bray, Assistant Secretary

WADDELL & REED INVESTMENT MANAGEMENT COMPANY

By:	/s/ Henry J. Herrmann
Henry J. Herrmann, President

ATTEST:

By:	/s/ Wendy J. Hills
Wendy J. Hills, Secretary

APPENDIX A

TO INVESTMENT MANAGEMENT AGREEMENT

List of Funds

InvestEd Growth Portfolio

InvestEd Balanced Portfolio

InvestEd Conservative Portfolio

As Amended and Effective October 10, 2011 with change of name from Waddell & Reed InvestEd Portfolios to InvestEd Portfolios.

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

INVESTED PORTFOLIOS

Fee Schedule

InvestEd Growth Portfolio

InvesteEd Balanced Portfolio

InvestEd Conservative Portfolio

Waddell & Reed Investment Management Company will not receive, and will not have any right to, reimbursement from any Fund of Management Fees pursuant to this Investment Management Agreement.

As Amended and Effective October 10, 2011 with change of name from Waddell & Reed InvestEd Portfolios to InvestEd Portfolios.

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